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As filed with the Securities and Exchange Commission on September 10, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	31-1042001 (I.R.S. Employer Identification No.)

255 East Fifth Street, Suite 800
Cincinnati, OH 45202
(877) 322-9530
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Karen B. Woods, Esq.
General Counsel
First Financial Bancorp.
255 East Fifth Street, Suite 2900
Cincinnati, Ohio 45202
(877) 322-9530
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copy of all communications to:

Roger E. Lautzenhiser, Esq.
Vorys, Sater, Seymour and Pease LLP
301 East Fourth Street, Suite 3500
Cincinnati, Ohio 45202
(513) 723-4091

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller Reporting Company ☐ Emerging Growth Company ☐

          If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be registered(2)	Proposed maximum offering price per security(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(3)

Common Shares, no par value	2,601,823	$22.86	$59,477,673.78	$7,208.69

(1)
All the common shares being registered hereby are offered for the account of certain selling shareholders who acquired such shares in a private transaction.

(2)
Pursuant to Rule 416 under the Securities Act, includes an undetermined number of additional common shares as may from time to time be issued by reason of share splits, share dividends and other similar transactions.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low selling prices of the common shares on September 4, 2019, as reported on The NASDAQ Global Select Market.

PROSPECTUS

2,601,823 Common Shares

First Financial Bancorp.

Common Shares

        This prospectus relates to the resale of up to 2,601,823 common shares, no par value, of First Financial Bancorp. ("our," "we," "us," the "Company" or "First Financial"), by the selling shareholders named in this prospectus. The selling shareholders acquired these shares pursuant to an Agreement and Plan of Merger, dated June 18, 2019, as amended by that certain Amendment No. 1 to Agreement and Plan of Merger, dated August 6, 2019, and further amended by that certain Amendment No. 2 to Agreement and Plan of Merger, dated August 29, 2019, by and among the Company, Bannockburn Global Forex, LLC, a Delaware limited liability company ("BGF"), First Financial Bank, Wallace Merger Sub LLC, a wholly-owned subsidiary of First Financial Bank, and Fortis Advisors LLC, as representative of the members of BGF (the "Merger Agreement"), pursuant to which we acquired all of the issued and outstanding equity interests of BGF from the former members of BGF. We are registering the resale of our securities as required by the Merger Agreement.

        The selling shareholders may sell our common shares from time to time in a number of different ways and at varying prices. As of the date hereof, the distribution and sale of the common shares are also subject to the provisions of Investor Agreements between the Company and each of the selling shareholders. Each Investor Agreement prohibits the selling shareholders and any other person who execute sales for the selling shareholders from, among other things, engaging in any special selling efforts or selling methods in connection with the sale of common shares under this prospectus, or otherwise effecting the sale of common shares in a manner that would constitute a "Distribution" as such term is defined in Regulation M promulgated by the SEC. For more information on possible methods of sale by the selling shareholders, you should refer to the section of this prospectus entitled "Plan of Distribution." We will not receive any proceeds from the sale of common shares by the selling shareholders.

        Our registration of the common shares covered by this prospectus does not mean that the selling shareholders will offer or sell any of the shares. This prospectus describes the general manner in which our common shares may be offered and sold by the selling shareholders. If necessary, the specific manner in which our common shares may be offered and sold will be described in a supplement to this prospectus. Any statement contained in this prospectus is deemed modified or superseded by any inconsistent statement contained in any supplement to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference into this prospectus and any applicable prospectus supplement, carefully before you invest.

        Our common shares are traded on The NASDAQ Global Select Market under the symbol "FFBC." The last reported sale price of our common shares on September 9, 2019, was $23.88 per share.

        You should read this prospectus and any supplements carefully before you invest. Investing in our securities involves risk. See the section entitled "Risk Factors," on page 4 of this prospectus and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

        Neither the Securities and Exchange Commission, nor any state securities commission or bank regulatory agency, has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

        Any securities offered by this prospectus and any accompanying prospectus supplement will be our equity securities and will not be deposits or accounts or other obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation, The Board of Governors of the Federal Reserve System or any other governmental or regulatory agency or instrumentality.

The date of this prospectus is September 10, 2019.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic registration statement that we filed with the U.S. Securities and Exchange Commission (the "SEC") as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933 (the "Securities Act"), using a "shelf" registration process. This prospectus covers the resale by the selling shareholders identified in this prospectus of up to an aggregate of 2,601,823 of our common shares, no par value (our "common shares").

        Each time any selling shareholder named herein sells our common shares under the registration statement of which this prospectus is a part, such selling shareholder, if required by law, will provide a copy of this prospectus and any applicable prospectus supplement. Any applicable prospectus supplement may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information."

        The selling shareholders may offer and sell common shares directly to purchasers, through agents selected by the selling shareholders, or to or through broker-dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents or broker-dealers involved in the sale of common shares offered hereby. See "Plan of Distribution."

        We have not authorized, and no selling shareholder has authorized, any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered hereby are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented hereby does not extend to you. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Unless the context requires otherwise, references to "First Financial Bancorp.," "First Financial," the "Company," "we," "our," "ours" and "us" are to First Financial Bancorp. and its subsidiaries.

        Unless otherwise indicated, currency amounts in this prospectus and in any applicable prospectus supplement are stated in United States dollars.

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated herein by reference may contain certain statements that are not statements of historical fact, but, rather, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements specifically identified as forward-looking statements within this prospectus. Examples of forward-looking statements include: (i) projections of income or expense, earnings per share, the payment or non-payment of dividends, capital structure and other financial items; (ii) statements of our plans and objectives or our management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying those statements.

        The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the forward-looking statements. We desire to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

        Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including but not limited to those factors and events identified in "Item 1A. Risk Factors" of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

        Forward-looking statements speak only as of the date on which they are made, and, except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified in their entirety by the foregoing cautionary statements. You are advised, however, to consult any further disclosures we make on related subjects in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the SEC. Also note that we provide cautionary discussion of risks and uncertainties relevant to our business in our Annual Reports on Form 10-K, and in some cases, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K incorporated by reference herein and in prospectus supplements, pricing supplements and other offering materials. These are factors that, individually or in the aggregate, management believes could cause our actual results to differ materially from expected and historical results. We note these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider such disclosures to be a complete discussion of all potential risks or uncertainties.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered hereunder. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement. You should read the registration statement for more information about our securities and us.

        We are subject to the reporting requirements of the Exchange Act of 1934 (the "Exchange Act") and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement and the related exhibits to the registration statement, are available to the public at the SEC's web site at www.sec.gov.

        Our website address is www.bankatfirst.com. We make available, free of charge, on or through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are filed with or furnished to the SEC, and amendments to those reports, as soon as reasonably practicable after we electronically file such reports with, or furnish them to, the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference in this prospectus of the information contained at that website.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information in this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The following documents that we have filed with the SEC are incorporated by reference in, and considered a part of, this prospectus:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2018;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019;

  •
  our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 18, 2019, to the extent incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018;

  •
  our Current Reports on Form 8-K filed with the SEC on January 8, 2019, January 14, 2019, May 30, 2019, June 5, 2019, June 19, 2019, August 6, 2019, and September 3, 2019; and

  •
  the description of our common shares, without par value, contained in our Registration Statement on Form S-3 (File No. 333-219554) filed with the SEC on July 27, 2017, or contained in any subsequent amendment or report filed for the purpose of updating such description.

        We are also incorporating by reference in this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of any offering of securities under this prospectus and all applicable prospectus supplements.

        We will provide to each person to whom this prospectus is delivered, upon written or oral request and without charge, any of the above documents that are incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in such documents). Requests should be directed to:

First Financial Bancorp.
255 East Fifth Street
Suite 700
Cincinnati, Ohio 45202
Telephone: (877) 322-9530
Attention: Investor Relations

        Any statement contained in this prospectus or in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in the applicable prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

FIRST FINANCIAL BANCORP.

        First Financial is a $14.4 billion financial holding company headquartered in Cincinnati, Ohio, and operates through its subsidiaries, primarily in Ohio, Indiana, Kentucky and Illinois. These subsidiaries include a commercial bank, First Financial Bank, with 159 banking centers and 196 ATMs. First Financial provides traditional banking and financial services products to business and retail clients through its six lines of business: Commercial, Retail Banking, Mortgage Banking, Wealth Management, Investment Commercial Real Estate and Commercial Finance. Commercial Finance provides equipment and leasehold improvement financing for franchisees in the quick service and casual dining restaurant sector and commission-based financing, primarily to insurance agents and brokers, throughout the United States. Wealth Management had $2.8 billion in assets under management as of June 30, 2019, and provides the following services: wealth planning, portfolio management, trust and estate, brokerage and retirement planning.

        Our principal executive offices are located at 255 East Fifth Street, Suite 800, Cincinnati, Ohio 45202, and our telephone number is (877) 322-9530. We maintain a website at www.bankatfirst.com where general information about us is available. The information on our website is not a part of, and is not incorporated into, this prospectus or any applicable prospectus supplement.

 BACKGROUND

        Pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated June 18, 2019, as amended by that certain Amendment No. 1 to Agreement and Plan of Merger, dated August 6, 2019, and further amended by that certain Amendment No. 2 to Agreement and Plan of Merger, dated August 29, 2019, by and among the Company, First Financial Bank, Wallace Merger Sub LLC, Bannockburn Global Forex, LLC, a Delaware limited liability company ("BGF"), and Fortis Advisors LLC, solely in its capacity as representative of the members of BGF, we acquired BGF. In that transaction, we paid (i) $53,660,992, less certain transaction expenses, in cash and (ii) an aggregate of 2,601,823 common shares to certain holders of units of limited liability company interests in BGF and certain holders of phantom units in BGF. Under the terms of the Merger Agreement, we agreed to file with the SEC a registration statement on Form S-3 covering the resale of the common shares held by certain former members of BGF. We have also entered into Investor Agreements (each, an "Investor Agreement" and collectively the "Investor Agreements") with each of the selling shareholders.

RISK FACTORS

        Investing in our securities involves risk. Before you decide to invest in our securities, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated herein by reference from our most recent Annual Report on Form 10-K, and in any updates to these risk factors in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, as well as the risk factors set forth under the "Risk Factors" heading in any applicable prospectus supplement. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks. In addition, see "Forward-Looking Statements" above for a description of certain risks and uncertainties associated with our business. The market or trading price of our securities could decline due to any of these risks and uncertainties, and you may lose all or a part of your investment.

USE OF PROCEEDS

        We will not receive any proceeds from the sale of our common shares registered hereby. The selling shareholders will receive all of the net proceeds from the sale of such common shares. See "Selling Shareholders."

DESCRIPTION OF CAPITAL STOCK

        For purposes of this section, the terms "we," "our" and "us" refer only to First Financial and not its subsidiaries. The following summary describes the material features of our common shares. This summary is subject to, and qualified in its entirety by reference to, our Amended and Restated Articles of Incorporation, as amended ("Articles"), and our Amended and Restated Regulations, as amended ("Regulations"), each of which is filed as an exhibit to the registration statement of which this prospectus is a part. You should refer to, and read this summary together with, our Articles and Regulations to review all of the terms of our common shares.

Authorized Capital Stock

        Our authorized capital stock consists of 160,000,000 common shares, without par value, and 10,000,000 preferred shares, with or without par value ("preferred shares") as determined in accordance with the Articles. As of September 1, 2019, 100,368,846 of our common shares were issued and outstanding, 3,912,948 of our common shares were held by us in treasury, and none of our preferred shares were issued or outstanding.

Common Shares

        Holders of our common shares are entitled to:

  •
  cast one vote for each common share held of record on all matters submitted to a vote of shareholders;

  •
  receive dividends when, as and if declared by our Board of Directors (the "Board") from funds legally available therefor, subject to the rights of holders of preferred shares, if any; and

  •
  share ratably in our net assets legally available to our shareholders in the event of our liquidation, dissolution or winding up, after provision for the distribution of any preferential amounts to the holders of preferred shares, if any.

        Holders of our common shares have no preemptive, subscription, preference, redemption, conversion, exchange or cumulative voting rights. The rights, preferences and privileges of the holders of our common shares are subject to, and may be adversely affected by, the rights, preferences and privileges of holders of any preferred shares that we may designate and issue in the future.

        Subject to compliance with applicable federal and state securities laws, our common shares may be transferred without any restrictions or limitations. The transfer agent and registrar for our common shares is Computershare Shareholder Services.

        Our common shares are listed on The NASDAQ Global Select Market under the symbol "FFBC". Our outstanding common shares are, and any common shares registered under this prospectus and any applicable prospectus supplement will be, when issued, fully paid and nonassessable.

Preferred Shares

        Our Articles authorize the Board to issue, without any further vote or action by our shareholders, subject to certain limitations prescribed by law and the rules and regulations of any stock exchange on which our securities may be listed, up to an aggregate of 10,000,000 preferred shares in one or more series.

        Subject to the limitations described in the next paragraph, the Board is also authorized to determine and fix the powers, designations, preferences and relative, participating, optional, conversion and other special rights of each series of preferred shares issued from time to time, and the qualifications, limitations and restrictions thereof, including the designation and authorized number of each series, dividend rights, voting rights, conversion rights, redemption and exchange rights, sinking fund requirements and liquidation rights. The Board may increase or decrease the number of shares of any series of preferred shares before or after the issue of that series, but not below the number of shares of such series then outstanding. If the number of preferred shares of any series is so decreased, the shares constituting such decrease will resume the status of authorized but unissued shares. Under Ohio law, the authority of a board to establish the par value of preferred shares is not settled even if such authority is provided in the corporation's articles. Consequently, our preferred shares will be issued without par value unless the Board determines to issue preferred shares with par value after having been advised by counsel that it has the authority to do so.

        The Articles provide that the voting rights of each preferred share are limited to no more than one vote per share when voting as a class with the common shares, and the preferred shares will not vote as a separate class or series except as required by Ohio law. The Board has represented that it will not issue, without prior shareholder approval, any series of preferred shares for any defensive or anti-takeover purpose, for the purpose of implementing a shareholder rights plan, or with features specifically intended to make any attempted acquisition of the Company more difficult or costly.

        The Board will fix the powers, designations, preferences and relative, participating, optional, conversion and other special rights of each series of preferred shares that we offer under this prospectus and any applicable prospectus supplement, and the qualifications, limitations and restrictions of such series, in a certificate of amendment to our Articles relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or incorporate by reference therein from another report that we file with the SEC, the form of any certificate of amendment to our Articles that describes the terms of the series of preferred shares that we are offering before the issuance of the related series of preferred shares. We will also describe in the applicable prospectus supplement the terms of the series of preferred shares being offered.

        The Board may authorize the issuance of preferred shares with voting, conversion or other rights that could adversely affect the voting power or other rights of the holders of our common shares. The issuance of preferred shares could have the effect of decreasing the market price of our common shares, restricting our ability to repurchase outstanding common shares, decreasing the amount of earnings and assets available for distribution to holders of our common shares and creating restrictions upon the payment and amount of dividends and other distributions to holders of our common shares. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of us without further action by our shareholders. When we issue preferred shares under this prospectus and the applicable prospectus supplement, such preferred shares will be fully paid and nonassessable.

Anti-Takeover Effects of Certain Provisions of our Articles of Incorporation and Ohio Law

        Our Articles contain certain provisions that make it more difficult to acquire control of us by means of a tender offer, open market purchase, a proxy fight or otherwise. These provisions are designed to encourage persons seeking to acquire control of us to negotiate with our Board. We believe that, as a general rule, the interests of our shareholders would be best served if any change in control results from negotiations with our Board. The following provisions of our Articles and Ohio law might have the effect of delaying, deterring or preventing a change in control of us and would operate only with respect to an extraordinary corporate transaction, such as a merger, reorganization, tender offer, sale or transfer of assets or liquidation involving the Company and certain persons described below.

        The Ohio General Corporation Law (the "OGCL") provides that the approval of two-thirds of the voting power of a corporation is required to effect mergers and similar transactions, to adopt amendments to the articles of incorporation of a corporation and to take certain other significant actions. Although under Ohio law the articles of incorporation of a corporation may permit such actions to be taken by a vote that is less than two-thirds (but not less than a majority), our Articles do not contain such a provision. The two-thirds voting requirement tends to make approval of such matters, including further amendments to the Articles, relatively difficult, and a vote of the holders of in excess of one-third of our outstanding common shares would be sufficient to prevent implementation of any of the corporate actions mentioned above.

        Section 1701.831 of the OGCL is a "control share acquisition" statute. The control share acquisition statute basically provides that any person acquiring shares of an "issuing public corporation" (which definition we meet) in any of the following three ownership ranges must seek and obtain shareholder approval of the acquisition transaction that first puts such ownership within each such range: (i) more than 20% but less than 33 1/3%; (ii) 33 1/3% but not more than 50%; and (iii) more than 50%.

        The purpose of the control share acquisition statute is to give shareholders of Ohio corporations a reasonable opportunity to express their views on a proposed shift in control, thereby reducing the coercion inherent in an unfriendly takeover. The provisions of the control share acquisition statute grant to our shareholders the assurance that they will have adequate time to evaluate the proposal of the acquiring person, that they will be permitted to vote on the issue of authorizing the acquiring person's purchase in the same manner and with the same proxy information that would be available to them if a proposed merger of the Company were before them and, most importantly, that the interests of all shareholders will be taken into account in connection with such vote and the probability will be increased that they will be treated equally regarding the price to be offered for their common shares if the purchase is approved.

        The control share acquisition statute applies not only to traditional offers but also to open market purchases, privately negotiated transactions and original issuances by an Ohio corporation, whether friendly or unfriendly. The procedural requirements of the control share acquisition statute could render approval of any control share acquisition difficult because it must be authorized at a special meeting of shareholders, at which a quorum is present, by the affirmative vote of the majority of the voting power represented and by a majority of the portion of such voting power, excluding interested shares. Any corporate defense against persons seeking to acquire control may have the effect of discouraging or preventing offers which some shareholders might find financially attractive. On the other hand, the need on the part of the acquiring person to convince our shareholders of the value and validity of the offer may cause such offer to be more financially attractive in order to gain shareholder approval.

        Chapter 1704 of the OGCL is a "merger moratorium" statute. The merger moratorium statute provides that, unless a corporation's articles of incorporation or regulations otherwise provide, an "issuing public corporation" (which definition we meet) may not engage in a "Chapter 1704 transaction" for three years following the date on which a person acquires more than 10% of the voting power in the election of directors of the issuing corporation, unless the Chapter 1704 transaction is approved by the corporation's board of directors prior to such transaction. A person who acquires such voting power is an "interested shareholder," and "Chapter 1704 transactions" involve a broad range of transactions, including mergers, consolidations, combinations, liquidations, recapitalizations and other transactions between an issuing public corporation and an interested shareholder if such transactions involve 5% of the assets or shares of the issuing public corporation or 10% of its earning power. After the initial three year moratorium, Chapter 1704 of the OGCL prohibits such transactions absent approval by disinterested shareholders or the transaction meeting certain statutorily defined fair price provisions. One significant effect of Chapter 1704 of the OGCL is to encourage a person to negotiate with a corporation's board of directors prior to becoming an interested shareholder.

        Ohio also has enacted Section 1707.043 of the OGCL, which provides that a person who announces a control bid must disgorge profits realized by that person upon the sale of any equity securities within 18 months of the announcement.

        In addition, Section 1701.59 of the OGCL provides that, in determining what a director reasonably believes to be in the best interests of the corporation, such director may consider, in addition to the interests of the corporation's shareholders, any of the interests of the corporation's employees, suppliers, creditors and customers, the economy of the State of Ohio and the United States, community and societal considerations and the long-term as well as the short-term interests in the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation.

        The overall effect of these statutes may be to render more difficult or discourage the removal of incumbent management or the assumption of effective control by other persons.

SELLING SHAREHOLDERS

        Up to 2,601,823 of our common shares are being offered by this prospectus, all of which are being offered for resale for the account of the selling shareholders. The common shares being offered were issued to the selling shareholders pursuant to the Merger Agreement. The Company has agreed to use its reasonable best efforts to maintain the effectiveness of the registration statement of which this prospectus forms a part until the earlier of the date on which all common shares registered hereby (i) have been sold, (ii) may be sold pursuant to Rule 144, or (iii) cease to be outstanding.

        Each of the selling shareholders is a party to an Investor Agreement with the Company pursuant to which the selling shareholders agreed that, among other things, the selling shareholders, any affiliated purchasers and any broker-dealers or any other persons who execute sales for the selling shareholders may not engage in any special selling efforts or selling methods in connection with the sale of common shares under this prospectus or any prospectus supplement, or otherwise effect the sale of the common shares in a manner that would constitute a "Distribution" as such term is defined in Regulation M promulgated by the SEC.

        We have prepared the following table based on information given to us by, or on behalf of, the selling shareholders on or before the date hereof with respect to the beneficial ownership of the common shares held by the selling shareholders as of August 30, 2019, the date of closing of our acquisition of BGF. We have not independently verified this information. Because the selling shareholders may sell, transfer or otherwise dispose of all, some or none of the common shares covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling shareholders, or the amount or percentage of our common shares that will be held by the selling shareholder upon termination of any particular offering. See the section of this prospectus captioned "Plan of Distribution" for additional information. For purposes of the table below, we assume that the selling shareholder will sell all of their common shares covered by this prospectus.

        In the table below, the percentage of shares beneficially owned is based on 100,368,846 of our common shares outstanding as of September 1, 2019, determined in accordance with Rule 13d-3 under the Exchange Act. Under such rule, beneficial ownership includes any common shares over which the selling shareholder has sole or shared voting power or investment power and also any common shares that the selling shareholder has the right to acquire within 60 days of such date through the exercise of any options or other rights. Except as otherwise indicated, we believe that the selling shareholders have sole voting and investment power with respect to all of the common shares shown as beneficially owned by them. The beneficial ownership information presented in this table is not necessarily indicative of beneficial ownership for any other purpose.

        To our knowledge, except as may be disclosed in a prospectus supplement, none of the selling shareholders has, or within the past three years has had, any position, office or other material relationship with us or any of our affiliates, except that certain of the selling shareholders (i) are or were employees of the Company after BGF was acquired by us or (ii) have or had commercial arrangements with us in the ordinary course of business. To our knowledge, except as may be disclosed in a prospectus supplement, none of the selling shareholders are broker-dealers, nor at the time of the acquisition did any selling shareholders have direct or indirect agreements or understandings with any person to distribute any common shares.

Name of Selling Shareholder	Common Shares Beneficially Owned Before this Offering	Percentage of Common Shares Beneficially Owned Before this Offering(1)		Common Shares Covered by this Prospectus(2)	Common Shares Beneficially Owned After this Offering(3)	Percentage of Common Shares Remaining After the Sale of All Common Shares Covered by this Prospectus
Bannockburn Investors LLC	610,049	(*	)	610,049	0	(*	)
Mark Wendling(4)	478,188	(*	)	478,188	0	(*	)
Patriot Financial Partners II, AIV, LLC	388,568	(*	)	388,568	0	(*	)
International Currency Conversion, LLC	167,771	(*	)	167,771	0	(*	)
Richard Jones(4)	139,239	(*	)	139,239	0	(*	)
Alexander Phillips(4)	105,031	(*	)	105,031	0	(*	)
Andrew Collins(4)	96,690	(*	)	95,190	1,500	(*	)
Joseph Areddy, Jr.(4)	90,268	(*	)	90,268	0	(*	)
Patriot Financial Partners Parallel II, L.P.	45,339	(*	)	45,339	0	(*	)
David Ashcraft	43,986	(*	)	43,986	0	(*	)
Dan Flanigan(4)	40,842	(*	)	40,842	0	(*	)
David Sullivan(4)	33,061	(*	)	33,061	0	(*	)
Tony Taylor	20,258	(*	)	20,258	0	(*	)
Michael Lucente dba Resource Conservation LLC(4)	20,197	(*	)	20,197	0	(*	)
PENSCO Custodian FBO Andrew C. Collins IRA	18,734	(*	)	18,734	0	(*	)
TD Ameritrade Custodian FBO Mark A. Gargano IRA	18,404	(*	)	18,404	0	(*	)
Timothy Brabender	17,823	(*	)	17,823	0	(*	)
Yee Hooi Kok(4)	17,705	(*	)	17,705	0	(*	)
Neil Brenner(4)	15,148	(*	)	15,148	0	(*	)
Sean Cahill(4)	14,865	(*	)	14,865	0	(*	)
J.E. Gilstrap Trust	14,176	(*	)	14,176	0	(*	)
Martin MacCormack(4)	13,374	(*	)	13,374	0	(*	)
Francia Harris(4)	13,304	(*	)	13,304	0	(*	)
Ivan Drobnjak(4)	13,247	(*	)	13,247	0	(*	)
Chie Nicholson(4)	12,709	(*	)	12,709	0	(*	)
Marc Chandler(4)	11,208	(*	)	11,208	0	(*	)
All other selling shareholders(4)	143,139	(*	)	143,139	0	(*	)

All selling shareholders	2,603,323	2.6%		2,601,823	1,500	(*	)

(*)
Less than 1%.

(1)
Based on 100,368,846 common shares outstanding as of September 1, 2019 (including the 2,601,823 common shares issued to the selling shareholders in connection with the Merger Agreement.

(2)
Represents the number of common shares being offered hereby on behalf of the selling shareholders, which may be less than the total number of shares beneficially owned by such selling shareholder.

(3)
Assumes that the selling shareholders dispose of all the common shares covered by this prospectus and do not acquire beneficial ownership of any additional common shares. The registration of the common shares does not necessarily means that the selling shareholders will sell all or any portion of the common shares covered by this prospectus.

(4)
Certain of the selling shareholders are subject to Investor Agreements which, among other things, prohibit the transfer, directly or indirectly, of 40% of the common shares, up to a maximum of 200,000 shares, such selling shareholder received pursuant to the Merger Agreement for a period of thirty-six (36) months following the closing of the Merger Agreement. See the section of this prospectus captioned "Plan of Distribution" for additional information.

PLAN OF DISTRIBUTION

        We are registering the common shares covered by this prospectus to permit the selling shareholders to conduct public secondary trading of such common shares from time to time after the date of this prospectus. We will not receive any proceeds from the sale of common shares registered hereby. The selling shareholders will receive all of the net proceeds from the sale of such common shares.

        Subject to applicable restrictions in the Investor Agreements, the selling shareholders may sell all or a portion of the common shares beneficially owned by them and offered hereby from time to time directly to purchasers or through one or more underwriters, broker-dealers or agents, at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

  •
  on any national securities exchange or over-the-counter market on which the common shares may be listed or quoted at the time of sale;

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which a broker-dealer may attempt to sell the common shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer, as principal, and a subsequent resale by the broker-dealer for its account;

  •
  through the writing of options, which may be listed on an options exchange or otherwise, or the issuance of other derivatives;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  public or privately negotiated transactions;

  •
  in transactions otherwise than on such exchanges or in the over-the-counter market;

  •
  by entering into hedging transactions with broker-dealers, which may in turn engage in short sales of the offered securities or short and deliver the securities to close out such short positions;

  •
  through a combination of any such methods; or

  •
  through any other method permitted under applicable law.

        The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

        Certain of the selling shareholders are subject to Investor Agreements which, among other things, prohibit the transfer, directly or indirectly, of 40% of the common shares, up to a maximum of 200,000 common shares, such selling shareholder received pursuant to the Merger Agreement for a period of thirty-six (36) months following the closing of the Merger Agreement, provided that such prohibitions do not apply to transfers as a bona fide gift, by will or intestacy or to an immediate family member or a trust for the benefit of an immediate family member or by operation of law, such as pursuant to a qualified domestic order or as required by a divorce, so long as each transferee, donee or distributee of any such common shares signs and delivers to us an agreement, in a form supplied by the Company, in which such transferee, donee or distributee agrees to and acknowledges the restrictions on transfer of such common shares and becomes a party to the Investor Agreement.

        The Investor Agreements prohibit the selling shareholders and any other person who execute sales for the selling shareholders from, among other things, engaging in any special selling efforts or selling methods in connection with the sale of common shares under this prospectus, or otherwise effecting the sale of common shares in a manner that would constitute a "Distribution" as such term is defined in Regulation M promulgated by the SEC.

        To the extent required, this prospectus may be amended or supplemented under Rule 424(b) or other applicable provision of the Securities Act from time to time to describe a specific plan of distribution.

        The selling shareholders and any broker-dealers or agents that are involved in selling the common shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the common shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

        We are not aware of any agreement or understanding, directly or indirectly, between any selling shareholder and any person to distribute the common shares covered by this prospectus.

        In connection with the sale of our common shares, unless otherwise restricted by the Investor Agreement, or in the case of a selling shareholder who is an employee of the Company, our insider trading policy, the selling shareholders may (i) enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common shares in the course of hedging the positions they assume, (ii) sell our common shares short and deliver these securities to close out their short positions, or loan or pledge the common shares to broker-dealers that in turn may sell these securities, and/or (iii) enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the common shares registered by this prospectus, which common shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        The aggregate proceeds to the selling shareholders from the sale of the common shares offered by them will be the purchase price of the common shares less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common shares to be made directly or through agents.

        There can be no assurance that any selling shareholder will sell any or all of the common shares registered pursuant to the shelf registration statement of which this prospectus forms a part.

        To the extent required, the number of common shares to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

        In order to comply with the securities laws of some states, if applicable, common shares may be sold in these jurisdictions only through registered or licensed brokers or dealers.

        The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the common shares against certain liabilities, including liabilities arising under the Securities Act.

        Pursuant to the terms of the Merger Agreement, we will bear all expenses incident to our obligation to register the common shares covered by this prospectus.

        The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common shares offered by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the common shares. All of the foregoing may affect the marketability of the common shares and the ability of any person or entity to engage in market-making activities with respect to the common shares.

        Once sold under the registration statement of which this prospectus forms a part, the common shares will be freely tradeable in the hands of persons other than our affiliates.

 LEGAL MATTERS

        Unless otherwise indicated in an applicable prospectus supplement, the validity of the securities being offered under this prospectus will be passed upon for us by Vorys, Sater, Seymour and Pease LLP, Cincinnati, Ohio.

EXPERTS

        The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018, have been so incorporated in reliance on the report of Crowe LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following is an itemized statement of the estimated fees and expenses in connection with the issuance and distribution of the securities registered hereby:

Registration Statement filing fees	$7,208.69
Legal fees and expenses	$10,000.00
Accounting fees and expenses	$10,000.00
Miscellaneous	$0
Total	$27,208.69

Item 15.    Indemnification of Directors and Officers

        Under Section 1701.13(E)(1) of the OGCL, directors, officers, employees and agents of an Ohio corporation have an absolute right to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by them in any action, suit or proceeding to the extent they are successful, on the merits or otherwise, in defense of the action, suit or proceeding, including derivative actions, brought against them, or in defense of any claim, issue or matter asserted in any such proceeding.

        Section 1701.13(E)(1) of the OGCL permits a corporation to indemnify its directors, officers, employees or agents or individuals who are or were serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation or entity in circumstances where indemnification is not mandated by the statute if certain statutory standards are satisfied. A corporation may grant indemnification in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, investigative or administrative, other than actions by or in the right of a corporation or derivative actions, if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such indemnification is permitted against expenses (including attorneys' fees) as well as judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with the action, suit or proceeding.

        Under Section 1701.13(E)(2) of the OGCL, a corporation may also provide indemnification in actions by or in the right of a corporation or in derivative actions for expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of an action or suit if the officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation. Ohio law does not expressly authorize indemnification against judgments, fines and amounts paid in settlement of derivative actions. A corporation may not indemnify a director, officer, employee or agent in actions by or in the right of the corporation or derivative actions for expenses (including attorneys' fees) if such person is adjudged to be liable for negligence or misconduct in the performance of such person's duties to the corporation, unless and only to the extent that a court determines that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity as the court deems proper. In addition, a corporation may not indemnify a director in any action or suit in which the only liability asserted against the director is for approving unlawful loans, dividends or distributions of assets under Section 1701.95 of the OGCL.

        Section 1701.13(E)(5) of the OGCL permits a corporation to pay expenses (including attorneys' fees) incurred by a director, officer, employee or agent as they are incurred, in advance of the final disposition of the action, suit or proceeding, as authorized by the corporation's directors and upon receipt of an undertaking by such person to repay such amount if it is ultimately determined that such person is not entitled to indemnification.

        Section 1701.13(E)(6) of the OGCL states that the indemnification provided thereby is not exclusive of, and is in addition to, any other rights granted to persons seeking indemnification under a corporation's articles or regulations, any agreement, a vote of the corporation's shareholders or disinterested directors, or otherwise. In addition, Section 1701.13(E)(7) of the OGCL grants express power to a corporation to purchase and maintain insurance or furnish similar protection, including trust funds, letters of credit and self-insurance, for director, officer, employee or agent liability, regardless of whether that individual is otherwise eligible for indemnification by the corporation.

        The foregoing discussion is necessarily subject to the complete text of Section 1701.13(E) of the OGCL, which provides for indemnification of directors, officers and other parties in certain circumstances, and is qualified in its entirety by reference thereto.

        Article SIXTH of the Amended and Restated Articles of Incorporation of the Company, as amended, provides that each person who is or was a director, officer, employee or agent of the Company shall be indemnified by the Company to the full extent permitted by the OGCL against any liability, cost or expense incurred by such person in such capacity, or arising out of such person's status as a director, officer, employee or agent of the Company. Article IV of the Amended and Restated Regulations of the Company, as amended, provides that the Company shall, to the full extent permitted by the OGCL, indemnify all persons whom it may indemnify.

        The Company maintains insurance policies under which directors and officers of the Company and its subsidiaries are insured, within the limits and subject to the limitations of such policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers of the Company or its subsidiaries.

Item 16.    Exhibits

        The following is a list of exhibits filed as part of the Registration Statement:

Exhibit Number		Name of Exhibit
3.1		Amended and Restated Articles of Incorporation of First Financial Bancorp. (reflecting all amendments filed with the Ohio Secretary of State) [for purposes of SEC reporting compliance only] (filed as Exhibit 3.2 to the Registrant's Form S-3 filed on July 31, 2014 and incorporated herein by reference) (File No. 333-197771).
3.2
Amended and Restated Regulations of First Financial Bancorp., amended as of July 28, 2015 (filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on July 29, 2015 and incorporated herein by reference) (File No. 000-34762).
5.1	†	Opinion of Vorys, Sater, Seymour and Pease LLP.
10.1	†	Form of Investor Agreement, dated as of August 30, 2019, by and between First Financial Bancorp. and the entity or individual counter-party thereto.
23.1	†	Consent of Crowe LLP.
23.3	†	Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.1).
24.1	†	Power of Attorney (included on signature pages of this registration statement).

†
Filed herewith.

Item 17.    Undertakings

  (a)
  The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)
    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

    (i)
    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    (ii)
    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (b)
  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on September 10, 2019.

FIRST FINANCIAL BANCORP.
By:	/s/ ARCHIE M. BROWN, JR. Archie M. Brown, Jr. Chief Executive Officer

 POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of Karen B. Woods and James M. Anderson, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 10, 2019.

Signature	Capacity

/s/ ARCHIE M. BROWN, JR. Archie M. Brown, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ JAMES M. ANDERSON James M. Anderson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ SCOTT T. CRAWLEY Scott T. Crawley	Corporate Controller (Principal Accounting Officer)
/s/ CLAUDE E. DAVIS Claude E. Davis	Executive Chairman of the Board and Director
/s/ J. WICKLIFFE ACH J. Wickliffe Ach	Director
/s/ KATHLEEN L. BARDWELL Kathleen L. Bardwell	Director
/s/ WILLIAM G. BARRON William G. Barron	Director

Signature	Capacity

/s/ VINCENT A. BERTA Vincent A. Berta	Director
/s/ CYNTHIA O. BOOTH Cynthia O. Booth	Director
/s/ CORINNE R. FINNERTY Corinne R. Finnerty	Director
/s/ ERIN P. HOEFLINGER Erin P. Hoeflinger	Director
/s/ SUSAN L. KNUST Susan L. Knust	Director
/s/ WILLIAM J. KRAMER William J. Kramer	Director
/s/ JOHN T. NEIGHBOURS John T. Neighbours	Director
/s/ THOMAS M. O'BRIEN Thomas M. O'Brien	Director
/s/ RICHARD E. OLSZEWSKI Richard E. Olszewski	Director
/s/ MARIBETH S. RAHE Maribeth S. Rahe	Director